UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2024

DOUGLAS DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34728	13-4275891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11270 W Park Place Ste 300, Milwaukee, Wisconsin 53224
(Address of principal executive offices, including zip code)

(414) 354-2310
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	PLOW	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Operating Officer Election

On September 16, 2024, the Board of Directors (the “Board”) of Douglas Dynamics, Inc. (the “Company”) elected Mark Van Genderen as Chief Operating Officer of the Company, effective September 17, 2024. Mr. Van Genderen is currently serving as the Company’s President, Work Truck Attachments and will remain in that role until a successor is named.

Mr. Van Genderen, 56, has served as President, Work Truck Attachments, since January 2023. Prior to that, he served as the Company’s President, Commercial Snow & Ice from September 2021 until January 2023 and as Vice President of Business Development from November 2020 until September 2021.  Prior to his time at Douglas Dynamics, Mr. Van Genderen spent 21 years in various leadership roles at the Harley-Davidson Motor Company, manufacturer of premium motorcycles. While at Harley-Davidson, he held a diverse range of responsibilities including leadership roles in manufacturing, product development, sales and marketing, finance, and dealer development. Most recently, he led Harley-Davidson’s expansion in Latin America, the company’s parts and accessories product development function, and the riding gear and lifestyle apparel division including the company’s eCommerce business.

In connection with his election to the Chief Operating Officer position, Mr. Van Genderen will receive an annual base salary of $420,000 and, effective for awards granted at or after January 1, 2025, will transition to 100% of base salary target award level under the Company’s long-term incentive plan. For 2024, Mr. Van Genderen will remain on the 75% target under the Company’s annual incentive plan, with the payout based on the Company’s performance results. The other terms of Mr. Van Genderen’s employment with the Company will continue to be governed by his Employment Agreement, effective January 6, 2023, with Douglas Dynamics, LLC, as filed as Exhibit 10.29 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

There is no arrangement or understanding between Mr. Van Genderen and any other person pursuant to which he was elected as Chief Operating Officer, and there are no transactions in which Mr. Van Genderen has a material interest requiring disclosure under Item 404(a) of Regulation S-K.

Chief Human Resources Officer Retirement

On September 13, 2024, Linda R. Evans, the Company’s Chief Human Resources Officer, provided notice of her intention to retire as of January 2, 2025. Ms. Evans will remain an executive officer of the Company until December 31, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUGLAS DYNAMICS, INC.

Date: September 18, 2024	By:	/s/ Sarah Lauber
Sarah Lauber
Executive Vice President, Chief Financial Officer and Secretary